Exhibit 23.2 - Consent of accountants for use of their report

To the Board of Directors
Torbay Holdings, Inc.

We consent to the incorporation in the Registration Statement on Form SB-2 filing of Torbay Holdings, Inc. of our report dated March 26, 2004 on our audits of the consolidated financial statements of Torbay Holdings, Inc. and Subsidiaries as of December 31, 2003 and 2002 and for the years then ended, which our reports are incorporated in the Form SB-2.


                                        /s/ Weinberg & Company, P.A.
                                        ----------------------------------------
                                        Weinberg & Company, P.A.

Boca Raton, Florida
February        , 2005